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                                                               EXHIBIT (23) (i)


[PEPPER HAMILTON LLP LETTERHEAD]


3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750

                                                              November 15, 2002

WT Mutual Fund
1105 North Market Street
Wilmington, DE 19809

         Re:   WT Mutual Fund
               Registration Statement on Form N-1A

Ladies and Gentlemen:

         We have acted as counsel to WT Mutual Fund (the "Trust"), a business trust organized under the Delaware Business Trust Act (the "DBTA") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company, in connection with the offer and sale of an indefinite number of shares of beneficial interest, $0.01 par value per share ("Shares"), of the series of the Trust listed on Annex I hereto (each such series of shares hereinafter being referred to as a "Fund," and, collectively, as the "Funds").

         This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 23 to such Registration Statement under the 1940 Act (collectively, the "Amendment").

         In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of the Trust, dated June 1, 1994, as amended on October 17, 1994 and October 20, 1998, (iv) the Trust's Amended and Restated Agreement and Declaration of Trust, dated March 15, 2002 (the "Trust Agreement"), (iii) the Trust's Amended and Restated By-Laws, dated March 15, 2002, (iv) certain resolutions of the Board of Trustees of the Trust relating to the designation and the offer, sale and issuance of Shares of each Fund and (iv) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth in this letter. We have
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[PEPPER HAMILTON LLP LOGO]

WT Mutual Fund
Page 2
November 15, 2002

also examined the prospectus for each of the Funds, which was included in the Amendment (collectively, the "Prospectuses").

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinion expressed in this letter, we have relied exclusively upon statements contained in the Registration Statement of the Trust as amended by the Amendment and representations of officers and other representatives of the Trust. In addition, we have assumed that (i) the Trust will remain a validly subsisting business trust under the DBTA, registered as an open-end management company under the 1940 Act, (ii) the Amendment will become effective upon filing and the registration under the 1933 Act of the offer and sale of an indefinite number of shares of the Trust will remain effective thereafter,
(iii) the Trust will offer, sell and issue shares of the Trust in compliance with the Trust Agreement, Section 5(b) of the 1933 Act, and the 1940 Act and as described in the Amendment, and (iv) the Trust will timely file a notice pursuant to Rule 24f-2 under the 1940 Act and pay in full the fee due in connection therewith with respect to shares of the Trust sold in each fiscal year hereafter.

         Subject to the foregoing, we are of the opinion that the Shares offered for sale pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the applicable Prospectus, will be legally issued, fully paid and nonassessable.

         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the DBTA. We have rendered the opinion set forth in this letter as of the date hereof and solely with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation that may hereafter occur, whether such changes are retroactively or prospectively applied, or to update this opinion letter in any fashion to reflect any facts or circumstances that hereafter come to our attention.
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[PEPPER HAMILTON LLP LOGO]

WT Mutual Fund
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November 15, 2002

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment and to the reference to this firm in the statements of additional information filed as part of the Amendment. As counsel to the Trust, we have furnished this opinion letter to you in connection with the filing of the Amendment. Except as provided in this paragraph, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

                                                    Very truly yours,

                                                    Pepper Hamilton LLP

[PEPPER HAMILTON LLP LETTERHEAD]

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750

                                    ANNEX I

                             WT MUTUAL FUND SERIES

Series                                                Class of Shares
------                                                ---------------
Balentine Real Estate Portfolio               Investor and Institutional Shares

Wilmington Real Estate Portfolio              Investor and Institutional Shares

Wilmington Small Cap Growth Portfolio         Investor and Institutional Shares

Wilmington Mid Cap Growth Portfolio           Investor and Institutional Shares